Section 2: EX-99.1

Press Release

Contact:
Barbara M. Conley
Senior Vice President and General Counsel
First Business Financial Services, Inc.
608-232-5902
bconley@firstbusiness.com

First Business Financial Services
Announces Dividend

MADISON, WI –March 16, 2010– First Business Financial Services, Inc. (NASDAQ: FBIZ) announced that its board of directors has declared a quarterly cash dividend on its common stock of $0.07 per share. The 2010 annualized dividend amount is $0.28 per share. The cash dividend is payable on April 15, 2010 to shareholders of record at the close of business on April 1, 2010.

About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ: FBIZ) is a Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. Its companies include: First Business Bank – Madison; First Business Bank – Milwaukee; First Business Bank – Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call 608-238-8008.

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